UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APOLLO EDUCATION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

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EXPLANATORY NOTE

The attached letter was sent to the Company’s employee shareholders on May 4, 2016.

May 4, 2016

Message for All Employee Shareholders

Hello,

In connection with informational notices sent by E*TRADE or Morgan Stanley alerting you to the shareholder meeting this coming Friday (which was adjourned from last week to allow shareholders additional time to vote), you may notice that your shares may be reflected as “not voted”, even if you had previously submitted your vote. If you already voted prior to the last meeting, your vote is included and it is not necessary to vote again. If you are unsure about whether you voted or whether your vote was properly recorded, you can resubmit your vote through E*TRADE or Morgan Stanley, as applicable.

If you have not had the opportunity to vote, you may still do so prior to the meeting on Friday, May 6, at 1 p.m. AZ Time.

For those who have had issues, thank you for getting in touch.

If you have any questions, let me know. Or, you may contact our proxy solicitor firm, Innisfree M&A Inc., at 1-888-750-5834 for assistance in submitting your vote.

Beth Coronelli

Chief of Staff and SVP, Investor Relations